UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): April 16, 2020

RASNA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333- 191083	39-2080103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2525, New York, NY		10170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-396-4087

(Former name or former address, if changed since last report)

Copies to:

Jeffrey Fessler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2020, Rasna Therapeutics, Inc. (the “Company”) entered into an asset purchase agreement with Tiziana Life Sciences plc (“Tiziana”) pursuant to which the Company agreed to sell all of the intellectual property relating to a nanoparticle-based formulation of Actinomycin D (Act D; a.k.a. Dactinomycin) to Tiziana in exchange for an upfront payment of $120,000 and milestone payments of up to an aggregate $630,000.

The foregoing information is a summary of the asset purchase agreement, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020.  A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Rasna Therapeutics, Inc. Press Release dated April 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 24, 2020

RASNA THERAPEUTICS, INC.

By:	/s/ Tiziano Lazzaretti
Name: Tiziano Lazzaretti
Title: Chief Financial Officer

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